UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ILLINOIS TOOL WORKS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Illinois Tool Works Inc.
155 Harlem Avenue
Glenview, Illinois 60025
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020
The following Notice of Change to Virtual Meeting Format supplements the Notice and Proxy Statement (the “Proxy Statement”) of Illinois Tool Works Inc. (the “Company”), filed with the Securities and Exchange Commission on March 27, 2020, provided to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Illinois Tool Works Inc.
Notice of Change to Virtual Meeting Format
for Annual Meeting of Stockholders
to be held on May 8, 2020
To the Stockholders of Illinois Tool Works Inc.:
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and employees, NOTICE IS HEREBY GIVEN that the format of the Annual Meeting of Stockholders (the “Annual Meeting”) of Illinois Tool Works Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 8, 2020 at 9:30 a.m., Central Time. However, in light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ITW2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote your shares in connection with the Annual Meeting.
You may log into the meeting platform beginning at 9:15 a.m. Central Time. The virtual meeting platform is fully supported across browsers (e.g. Internet Explorer, Firefox, Chrome and Safari) and devices (e.g. desktops, laptops, tablets and mobile phones). Stockholders who plan to virtually attend the Annual Meeting should ensure that they have a reliable Wi-Fi connection and allow sufficient time to log in and ensure that they are able to hear streaming audio prior to the start of the Annual Meeting. A replay of the webcast will be available on the Company’s website at www.itw.com under the “Investor Relations” link for 60 days following the Annual Meeting.

Questions may be submitted by stockholders and proxies during the Annual Meeting through www.virtualshareholdermeeting.com/ITW2020.

By Order of the Board of Directors,
Norman D. Finch Jr.
Secretary
April 7, 2020
The Annual Meeting on May 8, 2020, at 9:30 a.m. Central Time, is available at www.virtualshareholdermeeting.com/ITW2020. The Proxy Statement and Annual Report on Form 10-K are available on the Company’s website at www.itw.com under the “Investor Relations” link. Additionally, you may access our proxy materials at www.proxyvote.com.